Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Second Amendment dated _______________ amends the terms of the Amended and Restated Employment Agreement (the “Agreement”) dated as of _______________, as first amended effective ___________, by and between The Greenbrier Companies, Inc. (the “Company”) and _______________ (“Executive”).

For good and valuable consideration, receipt of which is hereby acknowledged, Company and Executive hereby agree as follows:

The last sentence of Section 7.2 of the Agreement is deleted, and replaced by the following:

“Cause” shall mean any of the following: (1) the conviction of the Executive (including a plea or nolo contendere) of a felony or gross misdemeanor under federal or state law in the US or under the laws of any country where the Company has operations, which is materially and demonstrably injurious to the Company or which impairs the Executive’s ability to perform substantially the Executive’s duties; or (2) Executive knowingly engaging in an act or omission that materially violates a Company policy or other applicable written standard of conduct or performance, or is a material breach of fiduciary duty to the Company or any of its affiliates; or (3) Executive refusing to abide by a reasonable and lawful directive following written notice and reasonable opportunity to do so.

THE GREENBRIER COMPANIES, INC.	EXECUTIVE

By:	By:

Title:	Name: